UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 23, 2006

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-20800 (Commission File Number)	91-1572822 (I.R.S. Employer Identification No.)
111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)
(509) 458-3711
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (c) On October 23, 2006, the Board of Directors of Sterling Financial Corporation (“Sterling”) appointed Robert G. Butterfield, 37, to the position of Vice President and Controller and designated him as Principal Accounting Officer of Sterling. Mr. Butterfield has served as Vice President and Controller of Sterling’s wholly owned subsidiary, Sterling Savings Bank, since October 2004. Mr. Butterfield previously served as Assistant Controller/Assistant Vice President and as an Accounting Manager of Sterling Savings Bank. Mr. Butterfield is a certified public accountant and holds a Bachelor’s degree from Eastern Washington University.
Item 8.01. Other Events.
     On October 24, 2006, Sterling issued a press release announcing a quarterly cash dividend of $0.075 per share of common stock payable to shareholders of record as of December 29, 2006. The dividend is expected to be paid on January 12, 2007. The text of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (c) The following exhibit is being filed herewith:

Exhibit No.	Exhibit Description

99.1	Press release text of Sterling Financial Corporation dated October 24, 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION (Registrant)
October 24, 2006	By:	/s/ Daniel G. Byrne
Date		Daniel G. Byrne
Executive Vice President, Assistant Secretary, and Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release text of Sterling Financial Corporation dated October 24, 2006.